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Exhibit 11.1


                       Ball Corporation and Subsidiaries
                STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
                 (Millions of dollars except per share amounts)

                                              Three months ended     Nine months ended
                                              ------------------    --------------------
                                              Oct. 2,   Oct. 3,     Oct. 2,    Oct. 3,
                                                1994      1993        1994      1993
                                              -------   -------     -------   ---------
Earnings per Common Share -
   Assuming No Dilution
- -------------------------
Net income from:
   Continuing operations                      $  23.3    $   3.8    $  51.0   $ 26.2
   Alltrista operations                          --         --         --        2.1
                                              -------    -------    -------    ------
Net income before cumulative effect of
  changes in accounting principles               23.3        3.8       51.0     28.3
Cumulative effect of changes in
  accounting principles, net of tax              --         --         --      (34.7)
                                              -------    -------    -------    ------
Net income (loss)                                23.3        3.8       51.0     (6.4)
Preferred dividends, net of tax                  (0.8)      (0.8)      (2.4)    (2.4)
                                              -------    -------    -------    ------
Net earnings (loss) attributable to
  common shareholders                         $  22.5    $   3.0    $  48.6   $ (8.8)
                                              =======    =======    =======    ======
Weighted average number of  common
  shares outstanding (000s)                    29,742     29,341     29,618    28,493
                                              =======    =======    =======    ======
Earnings (loss) per share of common
  stock:
   Continuing operations                      $  0.76    $  0.10    $  1.64   $  0.84
   Alltrista operations                          --         --         --        0.07
   Cumulative effect of changes in
     accounting principles, net of tax           --         --         --       (1.22)
                                              -------    -------    -------    ------
                                              $  0.76    $  0.10    $  1.64   $ (0.31)
                                              =======    =======    =======    ======

Earnings per Share - Assuming Full Dilution
- -------------------------------------------
Net income (loss)                             $  23.3    $   3.8    $  51.0   $ (6.4)
Series B ESOP Preferred dividend, net
  of tax                                         --         (0.8)      --       (2.4)
Adjustments for deemed ESOP cash
  contribution in  lieu of Series B
  ESOP Preferred dividend                        (0.6)         *       (1.8)       *
                                              -------    -------    -------    ------
Net earnings (loss) attributable to
  common shareholders                         $  22.7    $   3.0    $  49.2   $ (8.8)
                                              =======    =======    =======    ======
Weighted average number of common
  shares outstanding (000s)                    29,742     29,341     29,618    28,493
Dilutive effect of stock options                  133        205        139       283
Common shares issuable upon conversion
  of Series B ESOP Preferred stock              2,139          *      2,145         *
                                              -------    -------    -------    ------
Weighted average number shares
  applicable to fully diluted earnings
  per share                                    32,014     29,546     31,902    28,776
                                              =======    =======    =======    ======

Fully diluted earnings (loss) per share:
   Continuing operations                      $  0.71    $  0.10    $  1.54   $  0.83
   Alltrista operations                          --         --         --        0.07
   Cumulative effect of changes in
     accounting principles, net of tax           --         --         --       (1.21)
                                              -------    -------    -------    ------
                                              $  0.71    $  0.10    $  1.54   $ (0.31)
                                              =======    =======    =======    ======
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* No conversion of the Series B ESOP Convertible Preferred Stock is assumed as the effect is antidilutive.